Exhibit 10.4

INTERNATIONAL GAME TECHNOLOGY

2002 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Name

You have been granted an award of restricted stock units (the “Award”) by International Game Technology, a Nevada corporation (the “Corporation”), as follows:

Award Date:	Month Day Year

Total Number of Stock Units Subject to Award:	share amount [1,2]

Vesting Schedule:	The Award shall vest and become nonforfeitable as set forth in Section 3 of the Terms and Conditions of Restricted Stock Unit Award attached to this Notice of Restricted Stock Unit Award.

The Award is subject to the terms and conditions of this Notice of Restricted Stock Unit Award (this “Notice”), the attached Terms and Conditions of Restricted Stock Unit Award (the “Terms”), and the International Game Technology 2002 Stock Incentive Plan (the “Plan”). By accepting the Award, you are agreeing to the terms of the Award as set forth in those documents. You should read the Plan, the Prospectus for the Plan, and the Terms. The Terms and the Plan are each incorporated into (made part of) this Notice by this reference. You do not have to accept the Award.

____________________________

1 Subject to adjustment under Section 6.2 of the Plan.

2 Subject to early termination pursuant to Section 8 of the Terms.

INTERNATIONAL GAME TECHNOLOGY

2002 STOCK INCENTIVE PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.     General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to certain restricted stock units granted by International Game Technology, a Nevada corporation (the “Corporation”), pursuant to the International Game Technology 2002 Stock Incentive Plan (the “Plan”). If you were granted an award (the “Award”) of restricted stock units (the “Stock Units”) by the Corporation, the date of grant of the Award (the “Award Date”) of the Stock Units and the total number of shares of the Corporation’s Common Stock with respect to the Stock Units are set forth in the Notice of Restricted Stock Unit Award (the “Notice”) and are reflected in the electronic stock plan award recordkeeping system (the “Stock Plan System”) maintained by the Corporation or its designee. These Terms apply to the Stock Units if referenced in the Notice and/or the Stock Plan System with respect to the Stock Units. The recipient of the Award identified in the Notice is referred to as the “Grantee” with respect to the Stock Units. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Grantee acknowledges receipt of a copy of these Terms, the Plan and the Prospectus for the Plan. The Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

2.     Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent in value to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 6.2(a) of the Plan) solely for purposes of the Plan and the Award Agreement. The Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Stock Units vest pursuant to the terms hereof.

The Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Sections 5 and 7 below. The Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to the Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.

3.     Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable in four (4) equal annual installments (subject to adjustment under Section 6.2(a) of the Plan) with one-fourth (1/4) of the total number of Stock Units subject to the Award vesting on each of the first, second, third and fourth anniversaries of the Award Date.

4.     Continuance of Employment. Except as otherwise expressly provided in Section 8, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in the Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any Subsidiary, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Corporation.

5.     No Stockholder Rights. The Stock Units are bookkeeping entries only. The Grantee shall have no rights as a stockholder of the Corporation, including dividend rights and voting rights, with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

6.     Restrictions on Transfer. Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Stock Units. Stock Units subject to the Award Agreement shall be paid in an equivalent number of shares of Common Stock promptly after (and in all events within two and one-half months after) the vesting of such Stock Units in accordance with the terms hereof, subject to the tax withholding provisions of Section 10 hereof and subject to adjustment as provided in Section 6.2(a) of the Plan. Such payment shall be in complete satisfaction of such vested Stock Units. The Grantee or any other person entitled under the Plan to receive such shares shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 6.4 of the Plan.

8.     Effect of Termination of Employment. The Grantee’s Stock Units shall, except as otherwise expressly provided below, automatically terminate and be forfeited to the extent such units have not become vested upon the first date the Grantee is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Grantee’s employment, whether with or without cause, voluntarily or involuntarily. If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of the Award Agreement, unless the Grantee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event.

In the event that the Grantee ceases to be employed by the Corporation or one of its Subsidiaries upon or following a Change in Control Event, and such termination of employment is by the Corporation (or the Subsidiary that employs the Grantee, as the case may be) without Cause or a termination by the Grantee for Good Reason, the Stock Units subject to the Award, to the extent outstanding and unvested immediately prior to such termination of employment, shall become fully vested upon such termination of employment and payable pursuant to Section 7.

For purposes of the Award, “Cause” means the Grantee’s (1) willful and material failure to perform the duties of the Grantee’s employment with the Corporation and its Subsidiaries (other than any such failure due to the Grantee’s physical or mental illness), or the Grantee’s willful and material breach of the Grantee’s obligations to the Corporation or any of its Subsidiaries arising out of the Grantee’s employment, in each case following the Grantee’s receipt of written notice thereof from the Corporation; (2) engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Corporation; (3) being convicted of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony; (4) failure or inability to obtain or retain any governmental approval, license or authorization required to be obtained or retained by the Grantee in any jurisdiction in which the Corporation or one of its Subsidiaries does or proposes to do business, which failure has or would reasonably be expected to have a material detrimental effect on the Grantee’s ability to perform the duties of the Grantee’s employment; or (5) embezzlement, fraud or misappropriation of property or assets of the Corporation or any of its Subsidiaries; provided, however, that if the Grantee is a party to a written employment agreement with the Corporation on the Award Date that defines the term “cause,” then Cause for purposes of the Award shall have the meaning given to such term in such employment agreement. The Committee, acting in its own discretion, will be responsible for determining whether particular conduct constitutes “Cause” for purposes of the Award.

For purposes of the Award, “Good Reason” means the occurrence of any of the following after the Award Date without the Grantee’s express written consent: (1) if the Grantee is a vice president or more senior officer of the Corporation immediately prior to the Change in Control Event, a material reduction of the Grantee’s duties, position or responsibilities relative to the Grantee’s duties, position or responsibilities in effect immediately prior to such reduction; or (2) a material reduction by the Corporation of the Grantee’s rate of annual base salary or annual target bonus opportunity as in effect immediately prior to such reduction that is not based upon the Corporation’s standard annual competitive market review; provided, however, that any such occurrence shall not give rise to Good Reason unless, within 90 days after such occurrence is first known (or reasonably should have been known to exist) by the Grantee, the Grantee furnishes written notice to the Corporation of the Grantee’s intention to terminate employment due to such occurrence and the Corporation shall have failed to reasonably cure the circumstances promptly (and in no event more than 30 days after) its receipt of such notice; further provided, that if the Grantee is a party to a written employment agreement with the Corporation on the Award Date that defines the term “good reason” (or a substantially similar concept for purposes of determining whether Grantee has the right to additional severance benefits upon a termination of employment) then Good Reason for purposes of the Award shall have the meaning given to such term (or such substantially similar term, as the case may be) in such employment agreement.

For purposes of clarity, the termination of employment rules set forth in this Award Agreement control in the event of any conflict or inconsistency with any employment agreement to which the Grantee may be a party with the Corporation or any of its Subsidiaries. However, if the Grantee is a party to an employment agreement with the Corporation or any of its Subsidiaries that expressly provides for accelerated vesting of the unvested portion of the Award (or any portion thereof) in circumstances that do not trigger full vesting of the unvested portion of the Award pursuant to this Award Agreement, this Award Agreement does not limit the Grantee’s right to accelerated vesting to the extent provided in the circumstances pursuant to the applicable employment agreement.

9.       Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2(a) of the Plan, the Committee will make adjustments if appropriate in the number of Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.

10.     Tax Withholding. Subject to Section 6.5 of the Plan, upon any distribution of Common Stock in respect of the Award, the Corporation shall, to the extent it is legally permitted to do so, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates unless the Grantee has made other arrangements approved by the Committee to provide for such withholding. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.     Notices. Any notice to be given under the Award Agreement, the Stock Plan System or the Plan shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer an employee of the Corporation or one of its Subsidiaries, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.     Plan. The Award and all rights of the Grantee under the Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and the Award Agreement. The Grantee acknowledges receiving, reading and understanding the Plan, the Prospectus for the Plan and the Award Agreement. Unless otherwise expressly provided in other sections of the Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13.     Entire Agreement. The Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, with the exception of the Invention and Secrecy Agreement and the Confidentiality and Invention Agreement. The Plan and the Award Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.          Section Headings. The section headings of the Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.          Governing Law and Venue. The Award Agreement and the rights of the parties hereunder and with respect to the Award shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder. The parties, as well as any of their successors, employees, or representatives, irrevocably agree to the exclusive jurisdiction of the Courts of the State of Nevada (or such judicial district of a court of the United States as shall include same) for the determination of all matters arising hereunder or with respect to the Award.

16.          Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Award Agreement shall be construed and interpreted consistent with that intent.

17.          Restrictive Covenants. In consideration of the granting of the Award, the Grantee agrees that:

(a)     For a period of one (1) year after the Grantee ceases to be employed by the Corporation or a Subsidiary, the Grantee will not engage on behalf of any person, company or entity, in any activities worldwide, directly or indirectly, relating to the development, design, manufacture, sale, or distribution of gaming devices, gaming systems, or gaming content, or other products or services competitive with or similar to products or services offered by, developed by, designed by, manufactured by, sold by or distributed by the Corporation or any of its Subsidiaries.

(b)     Both during and after the termination of the Grantee’s employment with the Corporation or a Subsidiary, the Grantee shall keep confidential and not disclose to other persons or entities, or use for any purpose other than as required in the course of the Grantee’s employment with the Corporation or a Subsidiary, any and all Confidential Information. For these purposes, “Confidential Information” shall include any information or material, regardless of how it is stored or disseminated, which is not generally known or available to the public, and which (i) is generated or collected by or utilized in the operation of the Corporation or a Subsidiary and relates to the actual or anticipated business or research or development of the Corporation or a Subsidiary; or (ii) is suggested by or results from any task assigned to the Grantee by the Corporation or a Subsidiary or work performed by the Grantee for or on behalf of the Corporation or a Subsidiary. Confidential information shall not be considered generally known to the public if revealed improperly to the public by the Grantee or others without the Corporation’s express written consent and/or in violation of an obligation of confidentiality to the Corporation or a Subsidiary. Examples of Confidential Information include, but are not limited to, customer lists, customer information, customer contacts, the identity of suppliers, pricing, margins, business plans, marketing plans, financial data, business and customer strategy, techniques, technical know-how, formulae, processes, designs, prototypes, models, software, solutions, discussion guides, employee performance, and research and development. The confidentiality obligations herein shall not prevent the Grantee from divulging Confidential Information or trade secrets by order of court or agency of competent jurisdiction; however, the Grantee shall promptly inform the Corporation of any such situations and shall take such reasonable steps to prevent disclosure of Confidential Information or trade secrets until Corporation has been informed of such requested disclosure and the Corporation has had an opportunity to respond to the court or agency.

(c)     When the Grantee’s employment with the Corporation or a Subsidiary ends for any reason, or upon the request of the Corporation at any time, the Grantee will deliver promptly to the Corporation all property of the Corporation or a Subsidiary in the Grantee’s possession, custody or control, including, but not limited to, all computers or other Corporation-owned equipment, electronic data, notes, books, records, files, correspondence, drawings, software, program discs and other materials relating to the Corporation’s business, products and projects, including all copies thereof.

(d)     The Grantee recognizes that the Corporation’s business interests may be irreparably harmed by any violation of this Section of these Terms or threatened violation of this Section such that the Corporation shall, in addition to all other remedies available at law or in equity, be entitled to injunctive relief. In the event the Corporation successfully enforces any part of this Section 17 through legal proceedings, the Grantee will pay the Corporation’s costs and attorneys’ fees.

(e)     Should any portion of this Section 17 be determined to be unenforceable, that portion may be severed or modified by a court of competent jurisdiction, to permit enforcement of the remainder of the Section to the fullest extent possible. Any court enforcing the Award Agreement is specifically authorized to modify the restrictions contained in the Award Agreement in order to make it enforceable. Any waiver by the Corporation of a breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any subsequent breach by the Corporation. No waiver shall be valid unless in writing and signed by an authorized officer of the Corporation.

18.          Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

19.          No Advice Regarding Grant. The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Award.

YOUR ACCEPTANCE OF THE AWARD THROUGH THE STOCK PLAN SYSTEM MAINTAINED BY THE CORPORATION OR ITS DESIGNEE CONSTITUTES YOUR AGREEMENT TO THE TERMS AND CONDITIONS HEREOF, AND THAT THE AWARD IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THE AWARD AGREEMENT.

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